Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2022, with respect to the financial statements and supplemental information included in the Annual Report of Emerson Electric Co. Employee Savings Investment Plan on Form 11-K for the year ended September 30, 2021. We consent to the incorporation by reference of said report in the Registration Statement of Emerson Electric Co. in Forms S-8 (File No. 333-154361).

/s/ GRANT THORNTON LLP

Chicago, Illinois
February 24, 2022